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                                  EXHIBIT 23.2



                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in this registration statement of Biospherics Incorporated on Form S-b of our reported dated February 20, 1998, on our audits of the financial statements of Biospherics Incorporated as of December 31, 1997, and for each of the two years in the period ended December 31, 1997, which report is included in the Biospherics Incorporated Annual Report on Form 10-KSB for the year ended December 31, 1997.


                                       PricewaterhouseCoopers, LLP

Baltimore, Maryland
October 23, 1998